                                                                      EXHIBIT 12

                NEXTLINK Communications, L.L.C. and Subsidiaries
                    Statement Regarding Computation of Ratio
                          of Earnings to Fixed Charges
                                ($ in thousands)

                                                   Quarter Ended
                                                     March 31,          Year ended December 31,
                                                    -------------------------------------------
                                                       1996              1995             1994
                                                    -------------------------------------------
Income (loss)                                       $ (7,116)         $(12,731)        $   (349)
Add:
    Interest                                        $    496          $    499         $      -
    Portion of rents representative
     of the interest factor                              101               194                6
                                                    -------------------------------------------
                 Income (loss) as adjusted          $ (6,519)         $(12,038)        $   (343)
                                                    -------------------------------------------
Fixed Charges:
    Interest                                        $    496          $    499         $      -
    Portion of rents representative
     of the interest factor                              101               194                6
                                                    -------------------------------------------
Fixed Charges                                       $    597          $    693         $      6

                                                    Earnings are    Earnings are    Earnings are
                                                     Inadequate      Inadequate      Inadequate
                                                    -------------------------------------------
Ratio of earnings to fixed charges
Deficiency of:                                      $  7,116          $ 12,731         $    349
                                                    -------------------------------------------